                                                                     Exhibit 12.
                                                                     -----------


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------

                                             Three months
                                                ended
                                            March 31, 1997
                                            --------------
                                              (unaudited)
Earnings:
  Earnings before income taxes                $148,069,000

Fixed charges:
  Interest                                      29,818,000
  One-third rent                                   949,000
                                              ------------
                                                30,767,000
                                              ------------
                                              $178,836,000
                                              ============
Fixed charges:
  Interest                                    $ 29,818,000
  One-third rent                                   949,000
                                              ------------
                                              $ 30,767,000
                                              ============

Ratio of earnings to fixed charges (1)                5.81
                                              ============

(1) For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges.

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